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                                                                     EXHIBIT 5.1

                           [LETTERHEAD OF VENABLE LLP]

                      DRAFT - SUBJECT TO REVIEW AND CHANGE

                                 April 8, 2004

Kramont Realty Trust
580 West Germantown Pike
Plymouth Meeting, Pennsylvania 19462

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have served as Maryland counsel to Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial offering price of up to $250,000,000 (collectively, the "Securities"): (i) common shares of beneficial interest, $.01 par value per share, of the Company ("Common Shares"); (ii) preferred shares of beneficial interest, $.01 par value per share, of the Company ("Preferred Shares"); (iii) depositary shares representing fractional interests in Preferred Shares; (iv) warrants to purchase Common Shares or Preferred Shares ("Warrants"); and (v) debt securities of the Company ("Debt Securities"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                  2. The Amended and Restated Declaration of Trust of the Company, as supplemented (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

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Kramont Realty Trust
April 8, 2004
page 2

                  3. The Amended and Restated Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

                  4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  5. Resolutions adopted by the Board of Trustees of the Company (the "Board") relating to the registration of the Securities (the "Resolutions"), certified as of the date hereof by an officer of the Company;

                  6. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

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Kramont Realty Trust
April 8, 2004
page 3

                  5. The Securities will not be issued in violation of any restriction or limitation contained in the Declaration of Trust.

                  6. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Resolutions (such approval referred to herein as the "Trust Proceedings").

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. Upon the completion of all Trust Proceedings relating to Securities that are Common Shares (the "Common Securities") and the due execution, countersignature and delivery of certificates evidencing Common Securities and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities) and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Declaration of Trust, the Registration Statement, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and non-assessable.

                  3. Upon the completion of all Trust Proceedings relating to Securities that are Preferred Shares (the "Preferred Securities") and the due execution, countersignature and delivery of certificates evidencing Preferred Securities and assuming that the sum of (a) all Preferred Shares issued as of the date hereof, (b) any Preferred Shares issued between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities) and (c) the Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Declaration of Trust, the Registration Statement, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and non-assessable.

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Kramont Realty Trust
April 8, 2004
page 4

                  4. Upon the completion of all Trust Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized.

                  5. Upon the completion of all Trust Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                           Very truly yours,

                                           /s/ Venable LLP